                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                CD Radio Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               David Margolese
                           Chief Executive Officer
                                CD Radio Inc.
                     Sixth Floor, 1001 22nd Street, N.W.
                            Washington, D.C. 20037
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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




                                 CD RADIO INC.

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 18, 1996

                                 -------------

The Annual Meeting of Stockholders of CD Radio Inc. ("CD Radio" or the "Company") will be held at The Grand Hyatt Hotel, Alvin/Carnegie Room, Park Avenue at Grand Central, New York, New York 10017 on Wednesday, September 18, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

                 1. To elect directors to hold office until the 1997 Annual Meeting of Stockholders;

                 2. To approve the appointment of independent auditors for the Company.

                 3. To approve the amendment to the 1994 Stock Option Plan and the 1994 Directors' Nonqualified Stock Option Plan to increase of the number of shares of common stock available for issuance under such plans; and

                 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items are fully discussed in the Proxy Statement accompanying this Notice.

         The close of business on August 26, 1996 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

         In accordance with Delaware law, a list of CD Radio stockholders entitled to vote at the 1996 annual meeting will be available for examination at the offices of the Company, Sixth Floor, 1001 22nd Street, N.W., Washington, D.C. and at the offices of Lawrence F. Gilberti, Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York 10022 for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and at the meeting.

         All stockholders are cordially invited to attend the meeting.
However, to assure your representation at the meeting, the Board of Directors of CD Radio urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.





                                               Lawrence F. Gilberti
                                                     Secretary

August 27, 1996

                                 CD RADIO INC.

                      SIXTH FLOOR, 1001 22ND STREET, N.W.
                            WASHINGTON, D.C.  20037

                                 -------------

                                PROXY STATEMENT

                                 -------------


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CD Radio Inc. ("CD Radio" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at The Grand Hyatt Hotel, Alvin/Carnegie Room, Park Avenue at Grand Central, New York, New York 10017 on Wednesday, September 18 at 2:00 p.m. Eastern Daylight Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about August 27, 1996.

         The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice and does not know of any matter which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company in 1995, and FOR the approval of the amendment to the 1994 Stock Option Plan (the "1994 Plan") and the 1994 Directors' Nonqualified Stock Option Plan (the "Directors' Plan") to increase the number of shares of common stock available for issuance under such plans.

         A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a previously granted proxy.

         The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the Proxy Statement, the Proxy and Notice of Annual Meeting is being paid for by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge, and may reimburse them for their expense in so doing.

                            RECORD DATE, OUTSTANDING
                              SHARES AND HOLDINGS
                            OF CERTAIN STOCKHOLDERS


RECORD DATE AND OUTSTANDING SHARES

         At the close of business on August 26, 1996, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 9,468,760 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on August 26, 1996 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. See "Election of Directors," "Ratification of Appointment of Independent Auditors" and "Amendment of the 1994 Stock Option Plan and the 1994 Directors' Nonqualified Stock Option Plan."

REQUIRED VOTE

         Only votes cast in person at the Meeting or by proxy received by the Company before the commencement of the Meeting will be counted at the Meeting. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present at the Meeting in person or by proxy and entitled to vote. The ratification of the appointment of the Company's independent auditors, and the approval of the amendment to the 1994 Plan and the Directors' Plan to increase of shares of common stock available for issuance under such plans will become effective only upon the affirmative vote of stockholders owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present at the Meeting in person or by proxy and entitled to vote.

         With regard to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. An abstention may be specified in the proposals to ratify the appointment of independent auditors and approve the increase of shares of common stock available for issuance under the 1994 Plan and Directors' Plan.
An abstention will be counted as present for purposes of determining the existence of a quorum on such proposal and, therefore, have the effect of a negative vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 8, 1996 of (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

 NAMES AND ADDRESS OF BENEFICIAL OWNER(1)            NUMBER OF SHARES                  PERCENT OF TOTAL
                                                    BENEFICIALLY OWNED                BENEFICIALLY OWNED
 Darlene Friedland (2) . . . . . . . . . .              2,884,500                             30.5%
  50A Nassim Road
  Singapore 258438
 David Margolese (3) . . . . . . . . . . .              1,840,000                             19.4%
  c/o CD Radio Inc.
  Sixth Floor
  1001 22nd Street, N.W.
  Washington, D.C. 20037
 Bina Aspen Rothblatt (4)  . . . . . . . .                532,000                              5.6%
  1718 M. Street N.W.
  Suite 333
  Washington, D.C. 20037
 Robert D. Briskman (5)  . . . . . . . . .                112,500                              1.2%
 Jack Z. Rubinstein (6)  . . . . . . . . .                217,000                              2.3%
 Peter K. Pitsch (7) . . . . . . . . . . .                 60,000                                 *
 Lawrence F. Gilberti (8)  . . . . . . . .                 25,000                                 *
 Ralph V. Whitworth (9)  . . . . . . . . .                 25,000                                 *
 All Executive Officers and Directors as a
 Group (6 persons) (10)  . . . . . . . . .              2,279,500                             24.1%

- ------------------------
*        Less than 1%
(1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on 9,468,760 shares of Common Stock outstanding, but does not give effect to the exercise of the Warrants (as hereinafter defined). Unless otherwise indicated, the address of the beneficial owner is the
         Company.   The Company completed an initial public offering of units
         in September 1994, each unit consisting of two shares of the Company's Common Stock and one warrant (the "Warrants") to purchase one share of the Company's Common Stock.
(2) Includes 100,000 shares of Common Stock issuable pursuant to warrants exercisable within 60 days.
(3) Includes 240,000 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days. Does not include 460,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days of such date.
(4) Includes 24,000 shares of Common Stock held by her spouse, M.A. Rothblatt, and 48,000 shares held by PPH Cure Foundation.
(5) Includes 112,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 80,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days of such date.
(6) Includes 185,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days and 7,700 shares of Common Stock held in trust for his daughters. Does not include 40,000 shares of Common Stock held by DICA Partners of which Mr. Rubinstein is the General Partner.

(7) Includes 25,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 25,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days of such date.
(8) Includes 25,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.
(9) Includes 25,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.
(10) Includes 612,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 665,000 shares of Common Stock issuable pursuant to options that are not exercisable within 60 days of such date.

                                  PROPOSAL #1

                             ELECTION OF DIRECTORS

         All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors.

         At the Meeting, the stockholders will elect the directors to hold office, subject to the provisions of the Company's By-laws, until the next Annual Meeting of Stockholders in 1997 and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named.

         The nominees set forth below have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

         The nominees for election as director, together with certain information about them, are set forth below.

                      NAME                                 POSITION                         AGE
                      ----                                 --------                         ---
             David Margolese         Chairman, Chief Executive Officer and Director          38
             Robert D. Briskman      Vice President, Chief Technical Officer and Director    63
             Lawrence F. Gilberti    Director and Secretary                                  45
             Ralph V. Whitworth      Director                                                40
             Peter K. Pitsch         Director                                                44
             Jack Z. Rubinstein      Director                                                48

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board.

DAVID MARGOLESE. Mr. Margolese was elected Chief Executive Officer of the Company in November 1992 and Chairman in August 1993 and has served as a director since August 1991. He also served as a Vice-President of the Company from August 1991 until his appointment as Chief Executive Officer. Prior to his involvement with the Company, Mr. Margolese was a founder of Cantel Inc., Canada's national cellular telephone company, and of Canadian Telecom Inc., a radio paging company, serving as that company's President until its sale in 1987. From 1987 until August 1991, Mr. Margolese was a private investor. In 1991, Mr. Margolese founded a consortium with AT&T and Hutchison Telecommunications Ltd. to bid for Israel's national cellular telephone license and served as Chairman of this consortium until June 1993.

ROBERT D. BRISKMAN. Mr. Briskman has served as a director, Vice President and Chief Technical Officer of the Company since October 1991 and as President of Satellite CD Radio, Inc., a subsidiary of the Company, since September 1994. In addition, Mr. Briskman served as Chief Executive Officer from April to November 1992. From March 1991 to June 1992, Mr. Briskman was President of Telecommunications Engineering Consultants, which provided engineering and consulting services to the Company. From March 1986 to March 1991, Mr. Briskman was Senior Vice-President, Engineering and Operations at Geostar Corp., responsible for the development, design, implementation and operation of a nationwide satellite message communication service. Prior to 1986, Mr. Briskman held senior management positions at Communications Satellite Corporation ("COMSAT"), where he was employed for over 20 years. Prior to joining COMSAT, Mr. Briskman was a communications specialist with IBM and NASA. Mr. Briskman holds a bachelor's degree in engineering from Princeton and a masters degree in electrical engineering from the University of Maryland. He has published over 40 technical papers, holds a number of U.S. patents, and is a Fellow of the Institute of Electrical and Electronics Engineers and the American Institute of Aeronautics and Astronautics.

LAWRENCE F. GILBERTI. Mr. Gilberti was elected Secretary of the Company in November 1992 and has served as a director since September 1993. In addition, since December 1992, he has been the Secretary and sole director of, and from December 1992 to September 1994 the President of, Satellite CD Radio, Inc.
From 1985 to August 1994, Mr. Gilberti was an attorney with the law firm of Goodman Phillips & Vineberg. Mr. Gilberti is a partner in the law firm of Fischbein Badillo Wagner Harding and has provided legal services to the Company since 1992. He holds a bachelor's degree from Princeton University and a law degree from New York University.

RALPH V. WHITWORTH. Mr. Whitworth became a director of the Company in March 1994. Since 1988, he has been President of Whitworth and Associates, a Washington, D.C. based consulting firm. Mr. Whitworth was President of United Shareholders Association from its founding in 1986 to 1993. From 1989 to 1992, he served as President of Development of United Thermal Corporation, the owner of the district heating systems for the cities of Baltimore, Philadelphia, Boston and St. Louis. Mr. Whitworth holds a bachelor's degree from the University of Nevada and a law degree from Georgetown University.

PETER K. PITSCH. Mr. Pitsch became a director of the Company in January 1995. Since September 1989, Mr. Pitsch has been the principal of Pitsch Communications, a telecommunications law and economic consulting firm that has rendered legal services to the Company since 1991. From April 1987 to August 1989, he served as Chief of Staff at the Federal Communications Commission. From November 1981 to April 1987, he served as Chief of the Office of Plans and Policy at the Federal Communications Commission. He is an adjunct fellow at the Hudson Institute and an adjunct Professor of law at Georgetown University. Mr. Pitsch holds a bachelor's degree from the University of Chicago and a law degree from Georgetown University.

JACK Z. RUBINSTEIN. Mr. Rubinstein became a director of the Company in January 1995. Since May 1991, Mr. Rubinstein has been the General Partner of Dica Partners, a Hartsdale, N.Y. based hedge fund. From September 1988 to October 1990, Mr. Rubinstein was a consultant to institutional clients at Morgan Stanley & Co. From February 1978 to September 1988, he was an Associate Director at Bear Stearns, Inc., responsible for corporate insider portfolio management. From December 1971 to November 1977, he was a securities analyst with Shearson Haydon Stone, Inc. covering the business services industry. Mr. Rubinstein holds a bachelor's degree from Cornell University and a Masters of Business Administration from New York University.

                                 RECOMMENDATION

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                ELECTION OF EACH OF ITS NOMINEES TO SERVE ON THE
                          COMPANY'S BOARD OF DIRECTORS

                                  PROPOSAL #2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the current year ending December 31, 1996. A proposal will be presented at the Meeting to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors. If the shareholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee. The Company has been advised that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if they so desire.

                                 RECOMMENDATION

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
                    APPOINTMENT OF COOPERS & LYBRAND L.L.P.
                    AS INDEPENDENT AUDITORS FOR THE COMPANY.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         All of the Company's executive officers and directors are identified in the section entitled "Election of Directors."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 27, 1995, the Company granted to Peter K. Pitsch pursuant to the 1994 Plan a stock option to purchase 25,000 shares of Common Stock at an exercise price of $2.875 per share in consideration of legal services rendered to the Company. Subsequent to fiscal year end, the Company granted to Mr. Pitsch pursuant to the 1994 Plan a stock option to purchase 25,000 shares of Common Stock at an exercise price of $8.25 which is exercisable upon receipt of a Pioneer's Preference from the FCC. This option grant in contingent upon approval of Proposal #3 by the shareholders. These options are exercisable for a period of 10 years from the date of grant and terminate 18 months after the termination for any reason of Mr. Pitsch's service as a consultant, officer or employee of the Company.

         Subsequent to fiscal year end, the Company granted to Mr. Rubinstein pursuant to the 1994 Plan a stock option to purchase 60,000 shares of Common Stock at an exercise price of $4.50. The option is exercisable for a period of 10 years from the date of grant and terminates 18 months after the termination for any reason of Mr. Rubinstein's service as a consultant, officer or employee of the Company.

         Pursuant to an agreement dated October 21, 1992 (the "Batchelder Agreement"), the Company retained the services of Batchelder & Partners, Inc., a financial advisory firm ("Batchelder"), to provide the Company with certain financial consulting services. On September 13, 1995, Batchelder entered into a separate agreement with Whitworth and Associates (the "Whitworth Agreement"), of which Ralph V. Whitworth is President, pursuant to which Whitworth is to provide consulting services to Batchelder for a fee equal to a percentage of the fee received by Batchelder from the Company under the Batchelder Agreement. In the fiscal year ended December 31, 1995, Whitworth and Associates received $25,000 from the Whitworth agreement, and subsequent to year end, Whitworth and Associates has received an additional $35,000 thereunder through July 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of Form 5, the Company believes that all filings required to be made by the reporting persons for the period ended to December 31, 1995 were made on a timely basis, except for Darlene Friedland (1 report relating to 1 transaction) and Jack Z. Rubinstein (1 report relating to 3 transactions).

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors has established permanent Audit and Compensation committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on the Audit Committee and the Compensation Committee. The Audit Committee, which consists of Messrs. Gilberti, Whitworth, Pitsch and Rubinstein, with Mr. Gilberti serving as Chairman, held one meeting in 1995, and the Compensation Committee, which consists of Messrs. Gilberti and Whitworth, with Mr. Gilberti serving as Chairman, held two meetings in fiscal 1995.

         The responsibilities of the Audit Committee are: (i) to participate with management of the Company in selecting and recommending to the Board of Directors the independent accounting firm to be retained to conduct the annual audit of the Company and its subsidiaries; (ii) to review with management and auditors annually the proposed scope of the independent audit; (iii) to review the non-audit services performed by the independent auditors to ensure that performance of such services does not impair the independence of the auditors;
(iv) to review with management at least annually the role and scope of the work performed by the Company's internal auditors; (v) to review the periodic summary reports of audits performed by the internal auditors; (vi) to review the internal audit function of the Company; (vii) to review the adequacy and effectiveness of the accounting and financial controls of the Company; (viii) to review the financial statements contained in the annual report to shareholders with management and the independent auditors; and (ix) and to advise the Board of Directors on any developments which the Audit Committee believes should be considered by the Board of Directors.

         The Compensation Committee reviews and approves salaries and other entitlements relating to compensation of the officers and agents of the Company, including the administration of the Company's stock option plans. However, beginning in August 1996, the stock option plans will be administered by the Board of Directors in accordance with the new rules under Section 16 of the Securities Act of 1933, as amended. The Compensation Committee also approves the Company's compensation policies and compensation programs. In addition, the Compensation Committee (i) reviews the role and performance of the chief executive officer and the officers especially as those affect compensation; (ii) develops all employment agreements; and (iii) reviews and approves recommendations of the chief executive officer and chief financial officer with regard to major or special changes in existing insurance, retirement or benefit plans.

         The Company's Board of Directors met three times and approved six written consents in lieu of a meeting during fiscal 1995. No director participated in fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

         The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer, the Company's four other most highly compensated officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1995 (collectively, the "named executive officers"), as well as certain other compensation information for the named executive officers during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION                     LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                           ------------------------------------------------     --------------
NAME AND PRINCIPAL POSITION     FISCAL         SALARY         BONUS         OTHER ANNUAL          NUMBER OF
                                 YEAR                                       COMPENSATION           OPTIONS
                                -------    --------------   ----------  -------------------     --------------
David Margolese                  1995       $100,000         $    --     $     --                     --
 Chairman of the Board and       1994       $122,000(1)      $    --     $ 26,052  (3)           300,000
 Chief Executive Officer         1993       $216,000(2)      $    --     $     --                     --

Robert D. Briskman               1995       $100,000         $    --     $  1,340                     --
 Vice President and Chief        1994       $122,000         $    --     $     --                192,500
 Technical Officer               1993       $120,000         $40,000     $     --                 20,000

(1) In October 1994, Mr. Margolese waived that portion of his base salary payable for the three-month period ended December 1, 1994.
(2) Mr. Margolese deferred $162,000 of his $216,000 salary in fiscal 1993, which amount was paid in January 1994.
(3) The Company has agreed to reimburse Mr. Margolese for the following expenses incurred by Mr. Margolese in establishing residency in the United
States: $18,521 for tax advice, $2,311 for moving expenses and $5,220 for real estate commissions.

OPTIONS GRANTS IN LAST FISCAL YEAR

    For the fiscal year ended December 31, 1995, the Company did not grant stock options to any of its executive officers named in the Summary Compensation table above. Subsequent to fiscal year end, the Company granted to David Margolese pursuant to the 1994 Plan a stock option to purchase 400,000 shares of Common Stock at an exercise price of $8.5625 which is exercisable
upon the FCC's grant of a license to the Company.   In addition, the Company
granted to Robert Briskman pursuant to the 1994 Plan a stock option to purchase 60,000 shares of Common Stock at an exercise price of $8.5625, 30,000 shares of which are exercisable upon the FCC's grant of a license to the Company and the remaining 30,000 shares of which are exercisable on the first anniversary of shareholder approval of Proposal #3. Mr. Briskman's option grant is contingent upon shareholder approval of Proposal #3.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation table above as of the fiscal year ended December 31, 1995. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1995 ($4.47 per share).

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                 NUMBER OF                     VALUE OF UNEXERCISED IN-THE-MONEY
                                  UNEXERCISED OPTIONS AT FISCAL YEAR END           OPTIONS AT FISCAL YEAR END
             NAME                        EXERCISABLE/UNEXERCISABLE                  EXERCISABLE/UNEXERCISABLE
             ----                        -------------------------                  -------------------------
David Margolese (1) . . . . .                 240,000/60,000                                  $0/$0
Robert Briskman (1) . . . . .                 192,500/20,000                            $667,975/$69,400

(1) No options were exercised by Messrs. Margolese or Briskman in fiscal 1995. Subsequent to fiscal year end, Mr. Briskman exercised options to purchase 80,000 shares of Common Stock.

COMPENSATION OF DIRECTORS

    Commencing in 1994, directors of the Company who are not full time employees of the Company were entitled to receive a director's fee of $20,000 per year for serving on the Company's Board of Directors. In June 1994, all directors entitled to receive directors' fees agreed to forego any payments for their services as directors of the Company. Pursuant to the Company's 1994 Directors' Nonqualified Stock Option Plan (the "Directors' Plan"), each director who is not a full-time employee of the Company is entitled to an option to purchase 15,000 shares of Common Stock upon becoming a director (or upon the effective date of the plan in the case of non-employee directors who become directors prior to the effective date) and to an automatic annual grant of an option to purchase 10,000 shares of Common Stock. The exercise price for grants is fair market value of the Company's Common Stock on the date of grant. Prior to the implementation of the Directors' Plan, the Company from time to time granted options to certain non-employee directors. See "Employee and Director Stock Options." The Company reimburses each director for reasonable expenses incurred in attending meetings of the Board of Directors.

    The Company has retained Pitsch Communications to provide legal services to the Company for a monthly retainer of $5,000. The retainer may be terminated by either party at any time. Peter K. Pitsch, director of the Company, is the principal of Pitsch Communications.

    The Company has retained Jack Z. Rubinstein to provide consulting services to the Company for a monthly retainer of $3,000. The retainer may be terminated by either party at any time. Jack Z. Rubinstein is a director of the Company.

EMPLOYMENT AND OTHER AGREEMENTS

    The Company has entered into employment agreements with Messrs. Margolese and Briskman.

    Effective January 1, 1994, the Company entered into an employment agreement to employ David Margolese as Chairman and Chief Executive Officer of the Company for a term of five years. The agreement provided for an annual base salary of $300,000, subject to increase from time to time by the Board of Directors. An amendment to this agreement, dated as of June 8, 1994, now provides for an annual base salary of $100,000, effective June 8, 1994. Subsequently, Mr. Margolese waived his base salary payable for the three month period ended December 31, 1994. Under the agreement, the Company granted to Mr. Margolese an option to purchase 300,000 shares of Common Stock at $5.00 per share. Of such options, 240,000 are exercisable and the remaining options vest on December 31, 1996. If Mr. Margolese is terminated without "cause," as defined in the agreement, or if Mr. Margolese resigns for "good reason," as defined in the agreement, the Company is obligated to pay to Mr. Margolese the sum of $200,000. In January 1994, Mr. Margolese was paid $162,000 for deferred salary earned in 1993 and $216,000 in recognition of his service without pay in 1992. The employment agreement restricts Mr. Margolese from engaging in any business involving the transmission of radio programming in North America for a period of two years after the termination of his employment.

    Effective January 1, 1994, the Company entered into an agreement to employ Robert Briskman as the Vice President and Chief Technical Officer of the Company. The agreement provided for an annual base salary of $150,000. An amendment to this agreement, dated as of June 8, 1994, now provides for an annual base salary of $100,000, effective June 8, 1994. In addition, under the agreement the Company granted to Mr. Briskman an option to purchase

80,000 shares of Common Stock at $1.00 per share. Of such options, 60,000 are exercisable and the remaining options vest on December 31, 1996. The agreement also provides for the grant to Mr. Briskman of options to purchase 112,500 shares of Common Stock at $1.00 per share upon completion of certain milestones prior to December 31, 1994. Such options were granted to Mr. Briskman on December 23, 1994 and are fully vested and exercisable. In January 1996, Mr. Briskman exercised options to purchase 80,000 shares of the Company's Common Stock. If Mr. Briskman's employment is terminated for any reason other than "cause," as defined in the agreement, the Company is obligated to pay to Mr. Briskman a sum equal to 50% of his annual salary and, at Mr. Briskman's option, to repurchase all of the shares of Common Stock then owned by Mr. Briskman at a price of $1.25 per share. The Company has also entered into a proprietary information and non-competition agreement with Mr. Briskman. Under this agreement, Mr. Briskman may not (i) disclose any proprietary information of the Company during or after his employment with the Company or (ii) engage in any business directly competitive with any business of the Company in North America for a period of one year after termination of his employment.

OFFICER AND DIRECTOR STOCK OPTION PLANS

    In February 1994, the Company adopted its 1994 Plan and its Directors' Plan. The Directors' Plan was amended by the Board of Directors in December 1994 and January 1995 and approved at the annual meeting of stockholders on June 27, 1995 to extend the exercise period of the option after termination for reason other than death or disability and to increase the initial option grants and annual option grants to non-employee directors.

    The 1994 Plan, as amended, provides for options to purchase Common Stock and is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee designated by the Board of Directors. The Company's Compensation Committee, consisting of Messrs. Gilberti and Whitworth, acts as Plan Administrator. In accordance with the 1994 Plan, the Plan Administrator determines the employees to whom options are granted, the number of shares subject to each option, the exercise price and the vesting schedule of each option. Options generally vest over a four-year period, but may vest over a different period at the discretion of the Plan Administrator. Under the 1994 Plan, outstanding options vest, unless they are assumed by an acquiring entity, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company. Options granted under the 1994 Plan are exercisable for a period of 10 years from the date of grant, except that incentive stock options granted to persons who own more than 10% of the Common Stock terminate after five years. Unless otherwise provided, vested options terminate 90 days after the optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. Unless otherwise determined by the Plan Administrator, the exercise price of options granted under the 1994 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. Upon exercise, the aggregate exercise price may be paid to the Company (i) in cash, (ii) upon approval of the Plan Administrator, by delivering to the Company shares of Common Stock previously held by such Optionee, or (iii) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

    The Directors' Plan provides that current non-employee directors of the Company and persons who become non-employee directors of the Company shall be granted options to purchase 15,000 shares of Common Stock upon becoming directors (or upon the effective date of the Director's Plan in the case of non-employee directors who became directors prior to the effective date), and thereafter shall annually be granted options to purchase 10,000 shares of Common Stock on the first business day following the Company's annual meeting. The exercise price for options granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date of grant. Options granted under the Directors' Plan vest immediately upon grant. Options granted under the Directors' Plan are exercisable for a period of 10 years from the date of grant. Options terminate 18 months after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination upon death or disability. Upon exercise, the exercise price may be paid (i) in cash, (ii) in shares of Common Stock, or (iii) by the Company withholding that number of shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price of the option.

    In June 1995, the Company adopted its Stock Compensation Plan. Pursuant to the terms of the Stock Compensation Plan, all employees of the Company or a Related Corporation (as defined in the Stock Compensation Plan) are eligible to receive awards under the Stock Compensation Plan. Bonuses granted pursuant to the Stock

Compensation Plan are made by the Plan Administrator which is a committee (the "Committee") appointed by the Board of Directors of the Company from among its members. The Plan Administrator, in its absolute discretion, determines the employees to whom, and the time or times at which, Common Stock awards are granted, the number of shares within each award and all other terms and conditions of the awards. The terms, conditions and restrictions applicable to the awards made under the Stock Compensation Plan need not be the same for all recipients, nor for all awards. The Plan Administrator may grant to any officer of the Company the authority to make awards and otherwise administer the Stock Compensation Plan solely with respect to persons who are not subject to the reporting and liability provision of the Section 16 of the Exchange Act.

    In August 1996, the Board approved an amendment to the Stock Compensation Plan. The amendment allows the plan to be administered by the entire Board of Directors, and if so authorized by the Board of Directors, a committee of at least two non-employee directors. Prior to this amendment, the plan permitted administration only by a committee of the Board of Directors. The purpose of the amendment was to more readily comply with the new rules under Section 16 of the Securities Act of 1933, as amended, which change the eligibility requirements for these committees. The new rules under Section 16 allow either the entire Board of Directors or a committee composed of two or more "non-employee" directors to act as Plan Administrator. Amending the Stock Compensation Plan will provide more flexibility for the Company in the administration of the Stock Compensation Plan.

    Awards under the Stock Compensation Plan shall not exceed 175,000 shares of Common Stock in the aggregate, subject to certain adjustments. Shares awarded may be from authorized but unissued shares or from Company treasury shares of Common Stock. All shares of Common Stock received by employees pursuant to bonuses under the Stock Compensation Plan (except for shares received by executive officers or other persons who are subject to the reporting and liability provision of the Section 16 of the Exchange Act) are freely transferable. Nevertheless, the shares of Common Stock granted to recipients may be subject to such terms and conditions as the Committee, in its sole discretion, deems appropriate.

    There are an aggregate of 1,250,000 shares of Common Stock available for issuance pursuant to the 1994 Plan and the Directors' Plan. As of December 31, 1995, options to purchase an aggregate of 742,500 shares of Common Stock have been granted pursuant to the 1994 Plan and the Directors' Plan and there remained an aggregate of 507,500 shares of Common Stock available for grant pursuant to either the 1994 Plan or the Directors' Plan. As of August 1, 1996, an aggregate of 47,500 shares of Common Stock remained available for grant pursuant to either the 1994 Plan or the Directors' Plan.

    There are 175,000 shares of Common Stock available for issuance pursuant to the Stock Compensation Plan. As of January 31, 1996, 95,000 shares of Common Stock have been issued under the Stock Compensation Plan. As of August 5, 1996, an aggregate of 137,500 shares of common stock have been issued under the Stock Compensation Plan.n Plan.

                                  PROPOSAL #3

                  AMENDMENT OF THE 1994 STOCK OPTION PLAN AND
                 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

    In February 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan") and the 1994 Directors' Nonqualified Stock Option Plan (the "Directors' Plan"). An aggregate of 1,250,000 shares of Common Stock are available for issuance pursuant to the 1994 Plan and the Directors' Plan. In August 1996, the Board approved an amendment to the 1994 Plan and the Directors' Plan subject to the approval of the Company's stockholders. For a general description of the plans, see "Officer and Director Stock Option Plans." The amendment provides for an additional 350,000 shares of Common Stock to be available for issuance under the 1994 Plan and the Directors' Plan increasing the aggregate number of available shares from 1,250,000 shares to 1,600,000 shares. The purpose of the proposed increase is to attract and retain the services of valued key employees and to fairly compensate outside directors for their contribution to the Company and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders.

    DESCRIPTION OF THE AMENDMENT

    Under the current terms of each of the Directors' Plan and the 1994 Plan, the Plan Administrator is authorized to grant options to acquire up to a total of 1,250,000 shares of the Company's authorized, but unissued or reacquired, Common Stock, less any shares issuable upon the exercise of options granted under the other plan. The amendment would provide for an additional 350,000 shares of Common Stock to be available for issuance under both plans increasing the aggregate number from 1,250,000 shares to 1,600,000 shares.

    CERTAIN RESTRICTIONS ON THE ADDITIONAL SHARES

    While the 1994 Plan provides that options may be granted to any individual who, at the time the option is granted, is an employee of the Company or a Related Company (as defined in the 1994 Plan), including employees who are directors of the Company, the Plan Administrator has resolved that except for the option granted to Mr. Briskman, no executive officer of the Company shall be granted an option to acquire any of the additional 350,000 shares.

                                 RECOMMENDATION

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE AMENDMENT TO THE 1994 PLAN AND THE DIRECTORS' PLAN.


                             STOCKHOLDER PROPOSALS

    Stockholder's proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than April 29, 1997 for inclusion in the Company's proxy statement and proxy card relating to the 1997 Annual Meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.





                                           ORDER OF THE BOARD OF DIRECTORS


                                           Lawrence F. Gilberti
                                                 Secretary

                                 CD RADIO INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
             THE ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 18, 1996

    The undersigned hereby appoints David Margolese and Lawrence F. Gilberti, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on September 18, 1996 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Election of Directors:  David Margolese       Lawrence F. Gilberti    Peter K. Pitsch
                           Robert D. Briskman    Ralph V. Whitworth      Jack Z. Rubinstein

      / / FOR all nominees listed above (except as marked to the
contrary)      / / WITHHOLD AUTHORITY to vote for all the nominees listed

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- --------------------------------------------------------------------------------

    2. Ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for 1996.

               / / FOR          / / AGAINST          / / ABSTAIN

    3. Ratify the amendment to the 1994 Stock Option Plan and the 1994 Directors' Nonqualified Stock Option Plan.

               / / FOR          / / AGAINST          / / ABSTAIN

                           (Continued and to be dated and signed on other side.)

(Continued from other side)

    4. To take action upon any other business as may properly come before the meeting.

    UNLESS OTHERWISE SPECIFIED IN THE SQUARE OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    DO YOU INTEND TO ATTEND THE MEETING?  / / YES    / / NO

                                                    Dated            , 1996
                                                          -----------
                                                    Signed
                                                          ---------------------

                                                        Please sign this proxy
                                                    and return it promptly
                                                    whether or not you expect to
                                                    attend the meeting. You may
                                                    nevertheless vote in person
                                                    if you attend. Please sign
                                                    exactly as your name appears
                                                    herein. Give full title if
                                                    an Attorney, Executor,
                                                    Administrator, Trustee,
                                                    Guardian, etc. For an
                                                    account in the name of two
                                                    or more persons, each should
                                                    sign, or if one signs, he
                                                    should attach evidence of
                                                    his authority.